Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-143440 on Form S-3 of our report dated December 27, 2006, relating to the financial statements and financial statement schedules of Tutogen Medical, Inc. appearing in the Annual Report on Form 10-K of Tutogen Medical, Inc. for the year ended September 30, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Orlando, Florida
June 20, 2007